                                                                                                          [Westchester West]

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of September 10, 2008 (the “Effective Date”), between BRI WESTCHESTER LIMITED PARTNERSHIP, a Maryland limited partnership (“Seller”), with an address of c/o Berkshire Property Advisors, L.L.C., One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: David Olney, Telecopier No. 617-646-2317, and HOME PROPERTIES, L.P., a New York limited partnership (“Buyer”), 850 Clinton Square, Rochester, New York 14604, Attention: John E. Smith, Telecopier No. 585-295-7525.

In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

SECTION 1

SALE OF PROPERTY AND ACCEPTABLE TITLE

1.01 Agreement to Buy and to Sell; Property.  Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all of Seller’s right, title and interest in and to the following:

(a) that certain tract or parcel of land located at 3212 Hewitt Avenue, Silver Spring, Maryland 20906, more particularly described in Schedule A attached hereto (the “Land”);

(b) the three hundred forty five (345) unit apartment complex commonly known as Westchester West Apartments, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”);

(c) any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

(d) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

(e) the personal property listed in Schedule B attached hereto owned by Seller and located on or in or used solely in connection with the Land and Improvements, excluding, however, any computer equipment, computer software and computer hardware (but not the data pertaining to the operation of the Property) (collectively, the “Personal Property”);

(f) all Service Contracts (as hereinafter defined) that are being assumed by Buyer in accordance with this Agreement; and

(g) all of the lessor’s interest in the Leases (as hereinafter defined) and any refundable security or other refundable deposits thereunder and all of Seller’s interest in any intangible property now or hereafter owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including all warranties, guaranties, governmental permits, approvals and licenses, the name “Westchester West Apartments” and variations thereof and any other trade names and trade marks associated with the Land and Improvements, but excluding (i) any rights to the name “Berkshire” (h) and the Berkshire trademark, and (ii) the right, title and interest of any website or domain names maintained by Seller or Seller’s property manager with respect to the Property.

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All of the items described in subparagraphs (a) through (g) above are collectively the “Property”.

1.02 Title.  Seller shall convey to Buyer by special warranty deed (the “Deed”), and Buyer shall accept the fee simple title to the Property in accordance with the terms of this Agreement, and Buyer’s obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Property, subject only to the Permitted Exceptions (as hereinafter defined).  Notwithstanding the foregoing, Buyer shall have the opportunity to review and make objections to title as follows.

Buyer will obtain from Lawyers Title Insurance Corporation, Attention: Joann E. Dzubak, 2150 Post Road, Fairfield, CT 06824, Telephone (203) 256-4990; Facsimile: (203) 259-4997 working in cooperation with Land America/Lawyers Title Insurance Corporation, 150 Federal Street, Suite 200, Boston, Massachusetts 02110, Attention: Robert G. Soule, Esq., Telephone:  617-619-4800; Facsimile: 617-619-4848 (the “Title Insurer”) in cooperation with Terrence M. Sullivan, Ward & Klein, Chartered, 2275 Research Boulevard, Suite 720, Rockville, Maryland 20850, Telephone: (240) 243-7200; Facsimile: (240) 243-7201, a commitment for title insurance covering the Property and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment”) for an Owner’s Title Insurance Policy (the “Title Policy”).  The Commitment shall be in the amount of the Purchase Price (as defined in Section 2.01 hereof).  Should such Commitment contain any title exceptions which are not acceptable to Buyer, in its reasonable discretion, Buyer shall, prior to the expiration of the Inspection Period (as defined in Section 6.02 hereof), notify Seller of any such exceptions.  If Buyer fails to so notify Seller of any such exceptions, any exceptions existing at the expiration of the Inspection Period shall be deemed accepted by Buyer and included as the “Permitted Exceptions”.  If Buyer timely notifies Seller in writing of any such exceptions, Seller, in Seller’s sole discretion, shall have until the Closing Date to remove or cure such exceptions, except with respect to the Monetary Liens (as hereinafter defined), which Seller shall remove or cure at Closing with the proceeds from the Purchase Price.  Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any such exceptions, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall notify Buyer in writing (the “Seller’s Notice”) that Seller will either attempt to cure or refuses to cure such exceptions.  If Seller’s Notice indicates that Seller refuses to cure said exceptions (or if Seller is deemed to refuse to cure said exceptions),  Buyer may (a) terminate this Agreement within two (2) business days after (i) receipt of Seller’s Notice, or (ii) the date that Seller is deemed to have given notice that Seller refuses to cure such exceptions, in which event the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.  Notwithstanding the foregoing, Seller, at its cost, shall be obligated to cure or remove by Closing the following (collectively, the “Monetary Liens”): all mortgages and deeds of trust against the Property, except the Existing Deed of Trust (as defined below).  The Closing (as hereinafter defined) shall be extended for a reasonable number of days to accommodate Seller’s obligations under this Section 1.02.

1.03 Survey.  Seller has furnished to Buyer a copy of: (i) ALTA/ACSM Land Title Survey of 3212 Hewitt Avenue, Silver Spring, Maryland prepared by Landmark-Fleet Surveyors, dated January 5, 2005, last revised January 12, 2005 (the “Prior Survey”), and Buyer may obtain a current as-built survey (the “Survey”) of the Land and the Improvements by a registered land surveyor.

Should the Prior Survey contain any encumbrances, encroachments or other survey defects which are not acceptable to Buyer in its reasonable discretion (collectively “Prior Survey Matters”), Buyer shall,

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prior to the expiration of the Inspection Period, notify Seller of any such Prior Survey Matters are unacceptable.  In addition, if Buyer obtains a New Survey, should the New Survey contain any encumbrances, encroachments or other survey defects which do not appear on the Prior Survey and which are not acceptable to Buyer in its reasonable discretion (collectively, “New Survey Matters”), Buyer shall, prior to the expiration of the Inspection Period, notify Seller of any such New Survey Matters.  (The Prior Survey Matters and the New Survey Matters are referred to collectively as “Survey Matters”).  If Buyer does not obtain a New Survey or if Buyer fails to so notify Seller of any Survey Matters during the time period as described above, all Survey Matters shall be deemed accepted by Buyer.  If Buyer timely notifies Seller in writing of such Survey Matters, Seller, in Seller’s sole discretion, shall have until the Closing Date to cure such Survey Matters.  Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any such Survey Matters, which Seller may so do in its sole discretion, unless Seller, within ten (10) days after receipt of notice from Buyer, shall deliver a Seller’s Notice which includes such Survey Matters.  If Seller’s Notice indicates that Seller refuses to cure said Survey Matters (or if Seller is deemed to refuse to cure said Survey Matters), Buyer may (a) terminate this Agreement within two (2) business days after (i) receipt of Seller’s Notice or (ii) the date Seller is deemed to have given notice, that Seller refuses to cure such Survey Matters, in which event the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

SECTION 2

PURCHASE PRICE, ACCEPTABLE FUNDS, DEPOSIT AND ESCROW OF DEPOSIT

2.01 Purchase Price.  The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is Fifty Three Million Three Hundred Fifty Thousand and 00/100 Dollars ($53,350,000.00) subject to the prorations and adjustments as hereinafter provided in this Agreement.  The Purchase Price shall be comprised of: (A) the principal balance assumed by Buyer under the Existing Loan (defined in Section 2.05 below); and (B) the balance in immediately available funds, after taking into account the prorations and adjustments required herein (including, without limitation, those set forth in Section 12) (the “Equity Portion of the Purchase Price”).

2.02 Payment of Monies.  All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

2.03 Payment of Purchase Price.  The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

(a) One Million and 00/100 Dollars ($1,000,000.00) paid simultaneously with the complete execution of this Agreement (the “Initial Deposit”);

(b) Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be paid as an additional deposit within one (1) business day after expiration of the Inspection Period if Buyer does not elect to terminate this Agreement pursuant to Section 6.02 hereof (the “Additional Deposit” and, together with the Initial Deposit and any and all interest accrued thereon, the “Deposit”); and

(c) Payment at Closing.  At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent (as defined below) cash in an amount equal to the Equity Portion of the Purchase Price less the amount of the Deposit (as defined below) held by the Escrow Agent and subject to adjustments and apportionments as set forth herein.  The Equity Portion of the Purchase Price, as adjusted, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

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(d) Escrow Provisions.  The Initial Deposit shall be delivered by Buyer to the Title Insurer, National Accounts, Fairfield Office, Attention:  Joann E. Dzubak (the “Escrow Agent”) simultaneously with the complete execution of this Agreement.  The Additional Deposit shall be delivered by Buyer to Escrow Agent in accordance with Section 2.03(b) above.  By executing the Receipt as provided herein, Escrow Agent hereby acknowledges receipt by Escrow Agent of the Initial Deposit paid by Buyer to be applied on the Purchase Price of the Property under the terms hereof.  Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement.  Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund acceptable to Buyer and Seller.  At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller.  Escrow Agent shall not be entitled to any fees or compensation for its services in holding the Deposit hereunder.  Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent.  In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.  Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter.  Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”).  If within five (5) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand.  If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above.  Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

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2.04 Assumption of Existing Loan.  Seller entered into a first lien loan (the “First Existing Loan”) with Federal Home Loan Mortgage Corporation (“Existing Lender”) secured by that certain Multifamily Indemnity Deed of Trust, Assignment of Rents and Security Agreement in favor of Deutsche Bank Berkshire Mortgage, Inc. (“DB”) dated as of February 15, 2005, in the original principal amount of $29,500,000 (“First Existing Deed of Trust”), filed for record in Liber 29335, Folio 703 of the Real Property Records of Montgomery County, Maryland, as assigned by DB to Existing Lender pursuant to that certain Assignment of Security Instrument dated as of February 15, 2005 and filed for record in Liber 29335, Folio 751. Seller also entered into a second lien loan (the “Second Existing Loan” and, together with the First Existing Loan, the “Existing Loan”) with DB secured by that certain Multifamily Indemnity Deed of Trust, Assignment of Rents and Security Agreement in favor of DB dated as of May 10, 2007, in the original principal amount of $8,000,000 (collectively with the First Existing Deed of Trust, the “Existing Deed of Trust”), filed for record in Liber 34292, Folio 142 of the Real Property Records of Montgomery County, Maryland, as assigned by DB to Existing Lender pursuant to that certain Assignment of Security Instrument dated as of May 10, 2007 and filed for record in Liber 34292, Folio 193.   All loan documentation related to the Existing Loan is hereinafter referred to as the “Existing Loan Documents”.  Notwithstanding the foregoing, Buyer may elect to pay off the Existing Loan at Closing  by providing written notice to Seller of such election at any time prior to the Closing or termination of this Agreement (the “Buyer Payoff Election”).  It is understood and agreed that Buyer’s election to payoff the Existing Loan shall be with respect to both the First Existing Loan and the Second Existing Loan (and not as to one but not the other).

(a) Within seven (7) days after the Effective Date, Buyer shall submit to Existing Lender an application for the assumption of the Existing Loan (the “Assumption”).  Each of Seller and Buyer shall pursue the Assumption with due diligence and in good faith and shall make all commercially reasonable efforts to obtain Existing Lender’s consent to the Assumption in accordance with the terms of this Agreement, including providing all other cooperation the other party reasonably requests toward that end. Seller agrees to cooperate with Buyer in connection with Buyer’s preparation of all applications and submissions contemplated hereunder and, without limiting the generality of the foregoing, shall furnish such information and execute and deliver such documents on behalf of the Seller as may be reasonably required in connection therewith.  Buyer and Seller shall establish a mutual understanding for all communications between Seller, its property manager, or other representative of the Seller and Existing Lender or any tenant or tenants of the Property regarding the terms and conditions of any proposed or submitted application contemplated in connection herewith.

(b) It shall be a condition of Closing that Existing Lender shall consent to the Assumption in writing (the “Lender Consent”).  At Closing, Seller shall assign the Existing Loan to Buyer, and Buyer shall assume the Existing Loan from Seller, pursuant to an assignment and assumption agreement that imposes no obligation or liability on Seller or the Seller’s non-recourse guarantor under the Existing Loan Documents with respect to any period from and after Closing, with the same effect as if Seller were paying off the Existing Loan in full at Closing (the “Loan Assignment and Assumption Agreement”).  Notwithstanding anything to the contrary set forth herein, Seller will accept Freddie Mac’s standard form assumption agreement with such customary and reasonable revisions as may be requested by Seller.  The Loan Assignment and Assumption Agreement, together with any other documents the Existing Lender requires Seller and/or Buyer to execute and deliver as a condition to the assignment and assumption of the Existing Loan to Buyer are, collectively, the “Lender Assumption Documents”.  If the Lender Consent is obtained, then at or before Closing: (a) Seller shall pay all interest accruing on and other fees and expenses under the Existing Loan through the date prior to the Closing Date; (b) Buyer shall be responsible for interest and other fees and expenses under the Existing Loan from and after the (c) Closing Date; (c) all fees associated with the Assumption (including, without limitation, a one percent (1%) assumption fee) shall be paid by Buyer; and (d) Buyer shall receive a credit against the Purchase Price equal to the outstanding principal balance and all accrued but unpaid interest and other fees and expenses under the Existing Loan.

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(d) In the event that the Lender Consent has not been obtained on or before September 30, 2008 (the “Assumption Deadline”), then Seller shall have the right at any time thereafter prior to receipt of Lender Consent to terminate this Agreement by providing written notice of such election to Buyer, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  In the event that Lender Consent has not been obtained on or before December 31, 2008 or Lender has disapproved of the Assumption in writing, then Buyer shall have the right at any time thereafter to terminate this Agreement by providing written notice of such election to Seller, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

(e) In the event that Buyer exercises the Buyer Payoff Election, then  Buyer shall, at Closing, pay the entire unpaid principal balance of and all accrued but unpaid interest under the Existing Loan, plus any applicable prepayment penalty and fees and expenses of the Existing Lender incurred in connection therewith (to the extent that the same are not properly payable by the Existing Lender) payable on account of such prepayment under the Existing Loan Documents (the “Prepayment Amount”).

SECTION 3

THE CLOSING

Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the “Closing”) shall take place in the offices of Escrow Agent or such other place as Seller and Buyer shall mutually agree, at 10:00 a.m. Boston time on the date that is ten (10) days after the later to occur of (i) receipt of the Lender Consent; or (ii) receipt of the Certificate of Compliance (as defined below) (the “Closing Date”), provided that if Buyer exercises the Buyer Payoff Election, then the Closing shall take place ten (10) days after such exercise.  The transactions described herein shall be closed by means of concurrent delivery of the documents of title, delivery of Title Policy (as hereinafter defined) and the Equity Portion of the Purchase Price, customarily referred to as a “New York Style” or escrow closing.  It is agreed that time is of the essence of this Agreement.  Buyer and Seller shall execute supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement.

SECTION 4

SELLER’S PRE-CLOSING DELIVERIES

Seller shall, in accordance with the provisions of Section 6.01 hereof, furnish to Buyer, within three (3) business days after the date hereof, for inspection and approval by Buyer the following, to the extent in the possession of Seller or its management company:

4.01 Leases.  Seller shall provide Buyer with access on-site to the originals of all leases and related lease files.

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4.02 Taxes.  A copy of 2006, 2007 and 2008 (if available) real estate and personal property tax statements for the Property.

4.03 Current Rent Roll.  A list of the current rents now being collected on each of the apartment units in the Improvements which includes: apartment number, unit type, tenant name, commencement and termination dates, lease rent and security deposits.

4.04 Service Contracts.  Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

4.05 Utility Bills.  A detailed report of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior twelve (12) month period.

4.06 Operating Statements.  Copies of the Operating Statements (unaudited) for the Property for 2006, 2007 and 2008 (if available) year to date in the form customarily used by Seller in the operation of the Property.

4.07 Permits.  Copies of all certificates of occupancy (if any) and other permits and licenses (if any) in the possession of Seller.

4.08 Existing Loan Documents.  Copies of the Existing Loan Documents.

4.09 Plans and Specifications.  To the extent in Seller’s possession, all construction plans and specifications relating to the original development of the Property and any major capital repairs or tenant improvements that have been conducted at the Property.

4.10 Other.  Other documents or information reasonably requested by Buyer in connection with its due diligence.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

5.01 Leases.  As of the date of this Agreement, there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than the leases (the “Leases”) described in Schedule C attached hereto (the “Rent Roll”) and the Rental Agreement between Seller and Montgomery County, Maryland dated as of February 4, 2005. The Rent Roll is true, accurate and complete in all material respects as of the date set forth therein.  To Seller’s knowledge, Seller has complied in all material respects with all of the landlord’s obligations under the Leases.

5.02 Service and Management Contracts.  To Seller’s knowledge, Schedule D attached hereto lists all services, maintenance, supply and management contracts (collectively, “Service Contracts”) affecting the operation of the Property.  Seller will provide a notice of termination upon the expiration of the Inspection Period for all Service Contracts which can be terminated in accordance with their terms and without the payment of a termination fee by Seller (the  “Terminable Service Contracts”).  Buyer

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5.03 shall assume at Closing (i) the Terminable Service Contracts until such time as the termination of such contracts by Seller shall become effective, and (ii) all Service Contracts that cannot be terminated by their terms or that cannot be terminated without payment of a termination fee by Seller.  In any event, Seller will terminate all management and leasing agreements as of the Closing Date at no cost to Buyer. Seller shall deliver to Buyer prior to the expiration of the Inspection Period, true, correct and complete copies of the Service Contracts.  Seller shall be responsible for any and all amounts due under the Service Contracts for the period prior to Closing.

5.04 Ability to Perform.  Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.  Except as set forth in this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

5.05 No Actions.  To Seller’s knowledge, except as set forth on Schedule E attached hereto, and except for tenant collection actions, if any, and tort claims, if any, which are fully covered by insurance, there are no legal actions or proceedings pending or threatened in writing against or relating to the Property.  There are no legal actions or proceedings pending or threatened in writing against Seller which could have a material adverse effect on Seller or interfere with Seller’s ability to perform hereunder.   The matters set forth on Schedule E, including any tort claims, are fully covered by insurance and Seller shall remain responsible for any deductibles and amounts not covered by insurance.

5.06 Violations.  Seller has not received any written notice from any governmental authority that the Property, or the current use, occupation or condition thereof, violate(s) any governmental statute, law ordinance, rule or regulation applicable (or allegedly applicable) to the Property, or any order of any governmental agency relating to the Property and/or the use and/or legal occupancy thereof, which violation has not been cured and would have a material adverse effect on the Property.

5.07 Condemnation.  Seller has received no written notice of any federal, state, county or municipal plan to change the highway or road system in the vicinity of the Property, or to restrict or change access from any such highway or road to the Property, or of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property.

5.08 Existing Loan.  Seller has not received written notice of any default under the Existing Loan.  To Seller’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default by Seller under the Existing Loan Documents.

As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to the knowledge of Seller”, “to Seller’s knowledge”, “to the best of Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of David Olney, Chief Investment Officer of Berkshire Property Advisors, L.L.C., without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

All representations and warranties of Seller in this Agreement shall be true and correct as of the Closing Date in all material respects and all of the representations and warranties contained herein shall be deemed remade by Seller effective as of the Closing Date, except for changes to the representations

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and warranties in Sections 5.01 and 5.02 consistent with the operation of Seller’s business in accordance with Sections 8.01 and 8.02.

Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

If Buyer notifies Seller prior to Closing that any representation or warranty made in Section 5 is not true and correct in any material respect and Seller fails to cure or remedy the same prior to Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except for Buyer’s obligation to repair any damage to the Property and to indemnify Seller as set forth in Section 6.01; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price.

If subsequent to Closing Buyer notifies Seller within six (6) months after Closing that Buyer discovered post-closing that any representation or warranty made in this Section 5 or in any document delivered at Closing was not true and correct in any material respect and specifying the breach with particularity, subject to the limitations set forth in Section 15.02, Buyer shall have available all remedies at law or in equity as a consequence thereof.  If Buyer does not notify Seller of the breach of any of its representations and warranties set forth in this Section 5 and institute a lawsuit therefor in a court of competent jurisdiction within six (6) months after the Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Section 5.

Buyer agrees to use diligent efforts to notify Seller of any breach of any Seller’s representations and warranties set forth in this Section 5.

SECTION 6

INSPECTION PERIOD; ACCESS; PURCHASE “AS IS”

6.01 During the Inspection Period, Buyer, its agents and representatives, shall be entitled to enter upon the Property (as coordinated through Seller’s property manager), including all leased areas, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine the books and records of Seller and Seller’s property manager relating to the Property.  Before entering upon the Property, Buyer shall furnish to Seller evidence of general liability insurance coverage in such amounts and insuring against such risks as Seller may reasonably require.  Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Seller’s operations at the Property or unreasonably interfere with any tenant’s occupancy at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, pursuant to tenants’ rights under the Leases or otherwise.  If Buyer wishes to engage in any testing which will damage or disturb any portion of the Property, Buyer shall obtain Seller’s prior consent thereto, which may be refused or conditioned in Seller’s sole discretion.  Without limiting the generality of the foregoing, Seller’s written approval (which, notwithstanding the foregoing, may be granted, withheld or conditioned in Seller’s sole discretion) shall be required prior to any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Improvements in connection with Buyer’s environmental due diligence.  Buyer shall repair any damage to the Property caused by any such tests or investigations or Buyer’s entry onto the Property, and indemnify Seller from any and all liabilities, claims, costs and expenses resulting therefrom.  The foregoing indemnification shall survive Closing or the termination of this Agreement.

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6.02 The term “Inspection Period,” as used herein, shall mean the period commencing on the Effective Date and ending at 5:00 p.m. Boston time on September 30, 2008.  Buyer shall have the right to terminate this Agreement, in its sole discretion, by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  In the absence of such written notice during the Inspection Period, or the Board Approval Period, as defined below, the contingency provided for in this Section 6.02 shall no longer be applicable, Buyer shall be deemed to have waived its right to terminate hereunder and this Agreement shall continue in full force and effect.  In the event Buyer timely elects to terminate this Agreement during the Inspection Period as permitted above, or during the Board Approval Period, as permitted below, and as additional consideration for Seller granting Buyer the foregoing condition precedent, Buyer shall deliver to Seller with Buyer’s notice of termination copies of all final studies, surveys, plans, investigations and reports (but excluding any internally prepared materials) obtained by or prepared by Buyer in connection with Buyer’s inspection of the Property.  Buyer makes no warranty or representation as to the accuracy of any information contained in such documents.   Notwithstanding anything contained herein to the contrary, Buyer shall have the right to terminate this Agreement on any day prior to and including October 7, 2008 if Buyer fails to receive approval from the board of directors of its general partner, Home Properties, Inc. (the period between the expiration of the Inspection Period and October 7, 2008 is herein referred to as the “Board Approval Period”), by giving written notice to Seller stating that Buyer has failed to receive approval from its board of directors, in which event the Deposit shall be returned to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  In the event that Buyer does not elect to terminate this Agreement during the Inspection Period or during the Board Approval Period, as permitted above, the entire Deposit shall become non-refundable except as may otherwise be provided herein.

6.03 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

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BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION

OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATED ENTITIES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, “SELLER AFFILIATES”)) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, OTHER THAN PURSUANT TO SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

6.04 Buyer waives any rights or claims it may have against Seller or any Seller Affiliates in connection with the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Property or emanating therefrom.  If at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for any loss, cost or damage arising from any Hazardous Materials in, on, above or beneath the Property or for the violation of any Hazardous Materials Laws, Buyer agrees that it shall not (a) implead Seller, (b) bring a contribution action or similar action against Seller, or (c) attempt in any way to hold Seller responsible with respect to any such matter.  The provisions of this Section 6.04 shall survive the Closing.  As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product, all hazardous or toxic substances, wastes or substances and any substances or organisms (including any mold or fungi) which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to the health, safety or welfare of the general public or of any occupants of the Building or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any applicable law or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act (“TSCAS”), 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. §1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. §7401 et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder (collectively, “Hazardous Materials Laws”).  The provisions of this Section shall survive Closing or any termination of this Agreement.

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6.05 No Financial Representation.  Seller has provided to Buyer certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property.  Seller and Buyer hereby acknowledge that such information has been provided to Buyer solely as illustrative material.  Seller makes no representation or warranty that such material is complete or accurate or that Buyer will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Buyer that Seller’s operation of the Property and allocations of revenues or expenses may be vastly different than Buyer may be able to attain.  Buyer acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Buyer has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller from any liability with respect to such historical financial information.

6.06 Lead Warning.  Attached hereto as Schedule F as part of this Agreement is the “Lead Warning Statement” (herein so called), required by 42 U.S.C. §4852d.  Buyer has the right to conduct a risk assessment or inspection for the presence of lead-based paint hazards.  If such inspection reveals a lead-based paint hazard that is not acceptable to Buyer, Buyer has the right to terminate this Agreement by written notice to Seller delivered on or prior to the expiration of the Inspection Period.  If Buyer timely terminates this Agreement pursuant to the preceding sentence, the Deposit shall be returned to Buyer, and Seller and Buyer have no further obligations, one to the other, with respect to the subject matter of this Agreement, except for matters expressly surviving termination.  If Buyer fails to timely give such termination notice, Buyer is deemed to have accepted any lead-based paint condition.  Buyer hereby acknowledges that it has read the Lead Warning Statement and understands its contents, that it has been given at least a ten (10) day period from the Effective Date to conduct a risk assessment or inspection for the presence of lead-based paint hazards, and that Buyer has received and read the Lead Hazard Information Pamphlet.

6.07 Chapter 53A Provisions.

(a)           Right of First Refusal.  Seller and Buyer acknowledge that the Montgomery County Department of Housing and Community Affairs (“DHCA”), the Housing Opportunities Commission of Montgomery County (“HOC”) (DHCA and HOC are referred to herein collectively as the “County”), and a certified tenant organization have a statutory right of first refusal (“ROFR”) to purchase the Property  pursuant to one or more of Chapters 11A, 11C and 53A of the Montgomery County Code (collectively, including all regulations referenced therein, the “ROFR Code”).

(b)           Notices of Sale.  Within the applicable time periods set forth in the ROFR Code, Seller shall provide written notice to the County (“Seller’s County Notice”), as well as to each tenant of the Property (“Seller’s Tenant Notice”), of the terms and conditions under which Seller has agreed to sell the Property to Buyer under this Agreement.  Seller's County Notice and Seller’s Tenant Notice shall include all information necessary to comply with the requirements of the ROFR Code.  The date Seller’s County Notice is received by the County is referred to herein as the “Notice Date”.

(c)           Certificate of Compliance.  In the event that at any time before the sixtieth (60th) day following the Notice Date, the County provides notice (written or oral) to either Seller or Buyer that the County has elected to waive its ROFR, or the County has not elected to exercise its ROFR on or before the sixtieth (60th) day following the Notice Date, then promptly thereafter Seller shall request in writing that DHCA deliver to Seller a certificate of compliance certifying that the right of first refusal requirements of the ROFR Code have been complied with and that no tenant organization has any further rights under the ROFR Code (the “Certificate of Compliance”).

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          (d)           Termination Right.  Notwithstanding anything to the contrary in this Agreement, if DHCA fails to issue a Certificate of Compliance on or before the seventy-fifth (75th) day following the Notice Date, Seller or Buyer shall thereafter have the right, but not the obligation, to terminate this Agreement by providing written notice of such election to the other, and the Deposit shall be returned to Buyer and neither party shall have any further rights, duties, liabilities or obligations under this Agreement, except as otherwise expressly set forth herein.

(e)           Due Diligence Costs.  In the event that the County elects to exercise its ROFR, Seller shall reimburse Buyer for the reasonable third-party costs and expenses incurred by Buyer in performing its due diligence investigations with respect to the Property up to an amount not to exceed $25,000 in the aggregate.

SECTION 7

INSURANCE

7.01 Maintenance of Insurance.  Until the Closing, Seller shall maintain its present insurance on the Property which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured.  Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in Seller until the Closing.  Buyer will obtain its own insurance on the Property at Closing.

7.02 Casualty or Condemnation.  If prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of Two Million and No/100 Dollars ($2,000,000)) are damaged or destroyed by fire or casualty, or any material part of the Property (for which a condemnation award is in excess of Two Million and No/100 Dollars ($2,000,000)) is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination.  If Buyer does not elect to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than Two Million and No/100 Dollars ($2,000,000), Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking and Buyer shall be entitled to a credit against the Purchase Price equal to the deductible amount, if applicable, under Seller’s insurance policy.

SECTION 8

SELLER’S OBLIGATIONS PRIOR TO CLOSING

Seller covenants that between the Effective Date and the Closing:

8.01 Leasing.  From and after the expiration of the date of this Agreement, Seller shall not, without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed (provided that the failure of Buyer to respond to a request for approval by Seller within five (5) days after receipt thereof shall be deemed an approval by Buyer of said request), (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is for a period of no more than twenty-four (24) months and the rent shall be not less than the current market rent for the respective apartment as reasonably determined by Seller; or (b) enter into, amend, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is for a period of not more than twenty-four (24) months and

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8.02 that the rent for the amended, renewal or extension term shall be consistent with Seller’s customary practices with respect to renewal rent; or (c) terminate any Lease except by reason of a default by the tenant thereunder or by reason of the provisions contained in the Lease.

8.03 Continuation of Service Contracts.  Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed provided such contract is terminable without penalty by the then owner of the Property upon not more than thirty (30) days’ notice.

8.04 Replacement of Personal Property.  No personal property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing.

8.05 Tax Procedure.  Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer.  Real estate tax refunds and credits received after the Closing which are attributable (a) to any fiscal period prior to the fiscal tax year during which the Closing occurs shall be paid to Seller, and (b) to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each owns the Property, which obligation shall survive the Closing.

8.06 Access.  Seller shall allow Buyer or Buyer’s representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times; provided Buyer agrees that the original leases and all other original documents shall remain on-site at the Property.

SECTION 9

SELLER’S CLOSING OBLIGATIONS

9.01 Closing, Deliveries and Obligations.  At the Closing, Seller shall deliver the following to the Escrow Agent:

(a) Deed.  The Deed, in the form attached hereto as Exhibit A, duly executed and acknowledged by Seller, which conveys the Land and Improvements to Buyer or its assignee, subject only to Permitted Exceptions.

(b) Bill of Sale.  A bill of sale in the form attached hereto as Exhibit B, as executed by Seller.

(c) General Assignment.  A general assignment in the form attached as Exhibit C (the “Assignment”), as executed by Seller.

(d) Lease Records.  Original copies of all Leases, and related documents in the possession or under the control of Seller.  Such records shall include a schedule of all cash security deposits and other refundable deposits and a credit against the Purchase Price in the amount of such security deposits and other refundable deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

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(e) Permits.  Seller shall deliver, to the extent in the possession of Seller:  original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

(f) Title Affidavits.  Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions, other than Permitted Exceptions, for (i) parties in possession other than under the rights to possession granted under the Leases; and (ii) mechanics’ liens.

(g) Files.  Seller shall make all of its files and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

(h) Notices of Sales.  A letter in the form attached as Exhibit D, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

(i) Non-Foreign Affidavit.  A certification with respect to compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended, in the form attached as Exhibit E.

(j) Rent Roll.  An updated Rent Roll, re-certified to be true, complete and accurate, in the form attached as Exhibit F.

(k) Management Agreement Termination.  A termination of the existing management agreement, executed by Seller and the property manager, in the form attached as Exhibit G.

(l) Transfer Tax Declaration.  Any transfer tax declaration, if any, required to be filed in connection with the recording of the Deed.

(m) Assignment and Assumption Documents.  The Assignment and Assumption Agreement, in recordable form, duly executed by Seller before a notary public, in the form of which has been previously approved by all parties thereto.

(n) Other Documents.  Deliver any other documents required by this Agreement to be delivered by Seller.

9.02 Seller’s Expenses.  Seller shall pay (i) its own counsel fees; (ii) one-half of any escrow fees; (iii) fifty percent (50%) of all state, county, and local transfer taxes, documentary stamp taxes, or other similar taxes (except any recordation or similar tax in connection with the Assumption or any of Buyer’s other financing arrangements, for which Seller shall have no responsibility); and (iv) those fees, costs and expenses customarily charged at closing to a seller in accordance with the custom of the State of Maryland.

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SECTION 10

BUYER’S CLOSING OBLIGATIONS

At the Closing, Buyer shall:

Payment of Purchase Price.  Deliver to Escrow Agent, the Equity Portion of the Purchase Price, as adjusted for (a) apportionments under Section 11, and (b) any adjustments thereto required pursuant to the express provisions this Agreement.

10.01 Assignment.  The Assignment, as executed by Buyer.

10.02 Assignment and Assumption Agreement.  The Assignment and Assumption Agreement, in recordable form, duly executed by Buyer before a notary public, in the form of which has been previously approved by all parties thereto, and such other documents as may be required by Existing Lender.

10.03 Other Documents.  Deliver any other documents required by this Agreement to be delivered by Buyer.

10.04 Buyer’s Expenses.  Buyer shall pay (i) its own counsel fees, (ii) the cost of the base premium for the Title Policy and any additional premiums charged by the Title Insurer for the Title Policy, including, without limitation, extended coverage in connection with the issuance of the Title Policy and the cost of any endorsements to the Title Policy requested by Buyer, (iii) the cost of the Survey; (iv) any costs and expenses relating to the assumption of the Existing Loan (excluding Seller’s attorneys fees), including, without limitation, any assumption fee charged by Existing Lender, (v) fifty percent (50%) of all state, county, and local transfer taxes, documentary stamp taxes, or other similar taxes; (vi) one hundred percent (100%) of all recordation or other similar tax in connection with the Assumption or Buyer’s other financing arrangements; (vii) one-half of any escrow fees, and (viii) those fees, costs and expenses customarily charged at closing to a buyer in accordance with the custom of the State of Maryland.

SECTION 11

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing:

(a) Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing.  Uncollected rent and other uncollected income shall not be prorated at Closing.  After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant, first to any due but unpaid rentals accruing subsequent to the Closing Date, then to any rents past due for the calendar month in which Closing occurred (subject to adjustment), and then to any rents which were due and unpaid prior to the Closing Date, remitting promptly to Seller, any balance properly allocable to Seller’s period of ownership.  Buyer shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages.  Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

(b) refundable security deposits and other refundable deposits; it is the intent of the parties that all refundable security deposits and other refundable deposits shown on the Rent Roll shall be transferred by Seller to Buyer at Closing; provided, however, all non-refundable tenant fees such as cleaning fees, redecorating fees and pet fees shall be retained by Seller; on the Closing, Buyer shall in writing acknowledge receipt of and expressly assume all Seller’s financial and custodial obligations with respect to all such security deposits, it being the intent and purpose of this provision that, at Closing,

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(c) Seller will be relieved of all fiduciary and custodial obligations from and after Closing, and that Buyer will assume all such obligations and be directly accountable to the residents of the Property with respect to all such security deposits from and after Closing;

(d) there shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Seller at the Property; it being the intent of the parties that simultaneously with the Closing, Seller shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of Seller or its management company prior to Closing;

(e) real estate taxes, personal property taxes, water charges and sewer charges, if any, on the basis of the most recent billing period, as reflected on the actual invoices/bills issued by the appropriate taxing authority or utility provider;

(f) Seller shall receive a credit for utility deposits for any utility accounts which are transferred to Buyer;

(g) prepayments paid by Seller under assigned Service Contracts, provided there shall be no adjustment or proration for any initial inducement payments made to Seller by providers of telephone, cable television, internet or similar service providers;

(h) Buyer shall be responsible for all leasing or brokerage commissions for tenants who have executed a lease prior to the Closing Date but do not move in until after the Closing Date;

(i) interest under the Existing Loan attributable to the month during which the Closing occurs; and

(j) in the event of an Assumption, Seller shall receive a credit at the Closing for all escrow amounts or reserves deposited in connection with the Existing Loan which are to remain in effect after Closing for the benefit of Buyer.

If the Closing shall occur before a new tax rate or new assessed valuation is fixed for the fiscal period in which Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessed valuation for the preceding period, as applicable.  Promptly after the new tax rate or new assessed valuation is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected, which obligation shall survive the Closing.  If any operating expenses or other prorations cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far, or if any bills paid after Closing by Seller or Buyer relate to periods prior to and after the Closing Date, such items shall be re-adjusted within one hundred eighty (180) days after the Closing occurs.  The provisions of this Section 11 shall survive the Closing Date for a period of one hundred eighty (180) days.

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SECTION 12

FAILURE TO PERFORM

12.01 Buyer’s Election.  If Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at the Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

12.02 Seller’s Default.  If at the Closing, Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in Section 12.01, Seller shall be in default under this Agreement and the Deposit shall be forthwith returned to Buyer and Buyer shall have no other rights or remedies against Seller.  In addition to the foregoing, if Buyer desires to purchase the Property in accordance with the terms of this Agreement and Seller intentionally refuses to perform Seller’s obligations hereunder, Buyer, at its option, and as Buyer’s sole and exclusive remedy, shall have the right to compel specific performance by Seller hereunder in which event the Deposit shall be delivered to Seller at Closing and credited against the Purchase Price, provided, however, that (i) Buyer shall only be entitled to such remedy if (A) any such suit for specific performance is filed within thirty (30) days after Buyer becomes aware of the default by Seller and notifies Seller of such default, and (B) Buyer is not in default under this Agreement.

12.03 Buyer’s Default.  The parties acknowledge that in the event of Buyer’s failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event.  The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.03, and hereby agree that: (a) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (b) such amount represents damages and not any penalty against Buyer; and (c) if this Agreement shall be terminated by Seller by reason of Buyer’s failure to fulfill Buyer’s obligations hereunder, the Deposit together with the interest thereon shall be Seller’s full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

12.04 Cure.  If either Buyer or Seller fails to perform any of their respective obligations under this Agreement (excluding the closing obligations under Sections 9 and 10 hereof), the non-defaulting party shall give written notice to the defaulting party specifying such default and, except as to defaults which occur as of Closing, the defaulting party shall not be in default under this Agreement unless the defaulting party fails to cure such default within five (5) days after the delivery by the non-defaulting party of said written notice.  Notwithstanding anything in the foregoing sentence to the contrary, if either party is in default of their respective closing obligations under Sections 9 and 10 hereof, the non-defaulting party shall not be required to deliver notice and the defaulting party shall not be entitled to a cure period with respect to a default of any closing obligation under said Sections.

SECTION 13

BROKERAGE FEES

13.01 Brokerage Fees.  Seller and Buyer mutually represent and warrant that CB Richard Ellis (“Broker”) is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer knows of other any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale.  The commission of the Broker shall be paid by Seller pursuant to a separate agreement, but Seller shall be obligated to pay such commission only if, as and when the Deed is recorded and not otherwise.  In any event, Buyer shall have no obligation to pay a brokerage commission to Broker.  Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section.  Buyer acknowledges and agrees that Broker is not authorized by Seller to make, and Broker has not at any time made, any representation or warranty of any kind or character, express or implied, with respect to Seller or the Property.  The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

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13.02

NOTICES

13.03 Effective Notices.  All notices and/or notifications under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier (delivery is deemed to be one business day after deposit with such overnight courier), addressed as set forth at the beginning of this Agreement or by telecopier to the telecopier number as set forth at the beginning of this Agreement, provided that transmission is confirmed by the sender’s telecopier and followed by a copy sent by overnight delivery courier (delivery is deemed to be the date of the telecopier transmission confirmation).  Notices shall be deemed effective, when so delivered.  Copies of all such notices to Buyer shall be sent to 850 Clinton Square, Rochester, New York 14604, Attention: Kathleen Suher, Esq., Telephone No.: 585-262-9335,  Telecopier No. 585-340-5949, and copies of all such notices to Seller shall be sent to Richard A. Toelke, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, Telephone No.: 617-951-8830, Telecopier No. 617-951-8736 and to Mary Beth Bloom, General Counsel, The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts  02108, Telephone No.: 617-556-1588, Telecopier No. 617-556-1408.

SECTION 14

LIMITATIONS ON SURVIVAL

14.01 Representations and Warranties.  Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing.  The representations, warranties, covenants and other obligations of Seller set forth in Section 5 and in any document delivered at Closing shall survive until six (6) months after the Closing, and no action based thereon shall be commenced more than six (6) months after the Closing.

14.02 Merger.  The delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in Section 15.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

SECTION 15

MISCELLANEOUS PROVISIONS

15.01 Assignment.  Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership, limited liability company or other lawful entity entitled to do business in the state in which the Property is located provided such entity, shall be controlled by, controlling or under the common control with Buyer (“Assignee”).  In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller promptly, (b) Buyer and Assignee shall be jointly and severally liable under this Agreement from and after such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term “Buyer” shall be deemed to mean the Assignee under any such assignment.  Buyer shall also be entitled to assign pursuant to Section 16.12.

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15.02 Limitation of Liability.  No shareholders, partners or members of either party, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and each party hereby waives for itself and anyone who may claim by, through or under such party any and all rights to sue or recover on account of any such alleged personal liability.

Notwithstanding anything set forth in this Agreement to the contrary, Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, agreements, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer unless the valid claims for all such breaches collectively aggregate more than Five Thousand and 00/100 Dollars ($5,000.00), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence.  Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, agreements, representations and warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages not in excess of Five Hundred Thirty Five Thousand and 00/100 Dollars ($535,000.00) in the aggregate and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

15.03 Integration.  This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

15.04 Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.

15.05 Captions.  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

15.06 Bind and Inure.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

15.07 Drafts.  This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.  The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

15.08 Number and Gender.  As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

15.09 Attachments.  If the provisions of any schedule, exhibit or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule, exhibit or rider shall prevail.  The Schedules and Exhibits attached are hereby incorporated as integral parts of this Agreement.

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15.10 Confidentiality/Filings/Press Releases.  Prior to Closing, both Seller and Buyer agree to keep this Agreement confidential, and not to disclose its contents to anyone except (a) their respective lenders, investors, partners, legal counsel, accountants, and other representatives that are involved with the consummation of this transaction; or (b) as may be required by applicable law, except that either party may make such public announcement regarding the transaction contemplated by this Agreement as may, in such party’s reasonable judgment, be required by, or appropriate under, applicable law, including, without limitation, disclosures required to be made to the Securities and Exchange Commission or the American Stock Exchange and any press releases required in connection with such Security and Exchange Commission or American Stock Exchange filings.

15.11 Time.  Time is of the essence in the performance of the parties’ respective obligations set forth in this Agreement.  If the Closing Date or any other deadline hereunder should fall on a Saturday, Sunday or legal holiday, such date shall automatically be extended to the next normal business day.  For purposes of this Agreement a “business day” shall mean any calendar day not a Saturday, Sunday or legal holiday.

15.12 Tax-Free Exchange. If either party (the “Advising Party”) advises the other party (the “Non-Advising Party”) of its intention to seek to effect a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, in connection with the purchase of the Property, Non-Advising Party agrees to accommodate Advising Party in seeking to effect a tax deferred exchange for the Property, provided that such exchange shall not (i) delay the Closing or (ii) require Non-Advising Party to incur any cost or liability of any kind or nature on account of such exchange.  Advising Party may assign its rights under this Agreement immediately prior to Closing to an Exchange Accommodation Titleholder (or limited liability company wholly owned by the Exchange Accommodation Titleholder) or Qualified Intermediary of Advising Party’s choice for the purpose of completing such an exchange.  Non-Advising Party agrees to cooperate with Advising Party and the Exchange Accommodation Titleholder with respect to such exchange and agrees to execute all documentation required to effectuate such exchange, at no cost or liability to Non-Advising Party.  Non-Advising Party makes no warranty whatsoever with respect to the qualification of the transaction for tax deferred exchange treatment under Section 1031 and Non-Advising Party shall have no responsibility, obligation or liability with respect to the tax consequences to Advising Party.

15.13 Post-Closing Audit Rights.  For a period of three (3) years after the Closing Date, upon no less than fifteen (15) days’ prior written notice, each party agrees to make available to the other and its respective independent accountants or attorneys, for inspection and copying, at the requesting party’s sole cost and expense, sufficient information to prepare or amend tax returns and/or audited financial statements and an audit letter for the Property for the calendar years of 2005, 2006, 2007 and 2008, or for any other reasonable purpose, which information shall include books and records for the Property, property and operating statements, insurance policies, real estate tax records, capital expenditures records and maintenance records of the Property, if and to the extent that such records are in such party’s actual possession as of the Closing Date.  All such records shall be made available for inspection by the requesting party and its independent accountants or attorneys at such location as the party providing the records may reasonably choose.

15.14 Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

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15.15 SECTION 17

MONTGOMERY COUNTY MANDATED PROVISIONS

17.1           Maryland Critical Area Disclosure (Section 14-117(e), Real Property Article, Md. Code).

NOTICE TO PURCHASER CONCERNING THE CHESAPEAKE AND ATLANTIC COASTAL BAYS CRITICAL AREA.

Buyer is advised that all or a portion of the Property may be located in the "critical area" of the Chesapeake and Atlantic Coastal Bays, and that additional zoning, land use, and resource protection regulations apply in this area.  The "critical area" generally consists of all land and water areas within 1,000 feet beyond the landward boundaries of State or private wetlands, the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries.  The "critical area" also includes the waters of and lands under the Chesapeake Bay, the Atlantic Coastal Bays, and all of their tidal tributaries to the head of tide.  For information as to whether the Property is located within the critical area, Buyer may contact the local department of planning and zoning, which maintains maps showing the extent of the critical area in the jurisdiction.  Allegany, Carroll, Frederick, Garrett, Howard, Montgomery and Washington counties do not include land located in the critical area.

17.2           Montgomery County Disclosures.  The Montgomery County disclosures set forth on Schedule G attached hereto are hereby incorporated into this Agreement.

[signature pages to follow]

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[Westchester West]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:

BRI WESTCHESTER LIMITED PARTNERSHIP,
a Maryland limited partnership

By:         BIR Westchester, L.L.C.,
a Delaware limited liability company,
its general partner

By: /s/ David C. Quade
Name: David C. Quade
Title:   President

BUYER:

HOME PROPERTIES, L.P.,
a New York limited partnership

By:         Home Properties, Inc.,
its general partner

By:   /s/ John E. Smith
      John E. Smith, Senior Vice President

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[Westchester West]

RECEIPT

The Purchase and Sale Agreement, together with the Initial Deposit, has been received by the Escrow Agent on this the __9th_ day of __September____, 2008, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:

LAWYERS TITLE INSURANCE CORPORATION

By: /s/ JoAnn E. Dzubak
JoAnn E. Dzubak, Assistant Vice President

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LIST OF SCHEDULES AND EXHIBITS

Schedules

Schedule A - Description of Land
Schedule B - Personal Property
Schedule C - Rent Roll
Schedule D - Service Contracts
Schedule E - Litigation
Schedule F - Lead Warning Statement
Schedule G - Montgomery County Disclosures

Exhibits

Exhibit A - Form of Deed
Exhibit B - Form of Bill of Sale
Exhibit C - Form of General Assignment
Exhibit D - Form of Tenant Notice Letter
Exhibit E - Form of FIRPTA Certificate
Exhibit F - Form of Rent Roll Certificate
Exhibit G - Form of Termination of Management Agreement

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